Exhibit 4.2

Form of Indenture

[SUSSER HOLDINGS CORPORATION]

[OR]

[SUSSER HOLDINGS, L.L.C.

SUSSER FINANCE CORPORATION]

and

___________________, as Trustee

Indenture

Providing for Issuance of

Debt Securities

Cross Reference Table

TIA Section	Indenture Section
310 (a)(1)	5.09
(a)(2)	5.09
(a)(3)	N.A.
(a)(4)	N.A.
(b)	5.08, 5.10
311 (a)	5.12
(b)	N.A.
(c)	N.A.
312 (a)	9.01, 9.02	(a)
(b)	9.02	(b)
(c)	9.02	(c)
313 (a)	9.03
(b)(1)	9.03
(b)(2)	9.03
(c)	9.03
(d)	9.03
314 (a)	1.02, 8.04, 9.04
(b)	N.A.
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	N.A.
(d)	N.A.
(e)	1.02
(f)	N.A.
315 (a)	5.01
(b)	5.02
(c)	5.01
(d)	5.01
(e)	4.14
316 (a) (last sentence)	1.01
(a)(1)(A)	4.09
(a)(1)(B)	4.10
(a)(2)	N.A.
(b)	4.07
(c)	1.04
317 (a)(1)	4.03
(a)(2)	4.04
(b)	8.03
318 (a)	1.07

N.A. means Not Applicable

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

THIS INDENTURE, between [Susser Holdings Corporation a Delaware corporation (hereinafter called the “Issuer,” as more fully defined in Section 1.01)] [OR] [Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuer,” as more fully defined in Section 1.01), Susser Holdings Corporation a Delaware corporation (hereinafter called the “Parent Guarantor,”)], and ______________________, a _____________, as trustee (hereinafter called the “Trustee,” as more fully defined in Section 1.01), is made and entered into as of this ___ day of _________, 20___.

Recitals of the Issuer

The Issuer, for its lawful corporate purposes, has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured debentures, notes, bonds and other evidences of indebtedness (the “Securities”) to be issued and delivered in one or more fully registered series, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

All things necessary to make this Indenture, a valid agreement of the Issuer and any Guarantor which is a party hereto, in accordance with its terms, have been done.

Agreements of the Parties

To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued, and delivered, and in consideration of the premises thereof, and the purchase of Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders from time to time of the Securities or of any series thereof, as the case may be:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(d) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means a member of, or a participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities of one or more series under Section 5.14.

“Authentication Order” has the meaning specified in Section 2.07.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Board of Directors” means:

(i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(ii) with respect to a partnership, the board of directors of the general partner of the partnership;

(iii) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or Sunday) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to be closed.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

[“Company” means the party named as such above, if any, unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.]

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at ________________________, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.11.

“Depositary” means with respect to any Registered Securities a clearing agency that is registered as such under the Exchange Act and is designated by the Issuer to act as Depositary for such Registered Securities (or any successor clearing agency so registered). The Issuer has initially appointed DTC as Depositary hereunder.

“DTC” means The Depository Trust Issuer, a New York corporation.

“Equivalent Government Securities” means, in relation to Securities denominated in a currency other than U.S. dollars, securities of the government that issued the currency in which such Securities are denominated or securities of government agencies backed by the full faith and credit of such government.

“Event of Default” has the meaning specified in Article 4.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles which are the widely accepted set of rules, conventions, standards, and procedures for reporting financial information, as established by the Financial Accounting Standards Board or by such other entity as have been approved by a significant segment of the accounting profession.

“Global Security” means a Registered Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Guarantor” means, (i) any Parent Guarantor who is a party hereto or shall have become a Guarantor under this Indenture pursuant to Section 2.05 or 7.01 hereof and (ii) any Subsidiary of Susser Holdings Corporation who shall have become a Guarantor under this Indenture pursuant to Section 2.05 or 7.01 hereof, in each case unless and until a successor Person shall have been substituted for such Guarantor pursuant to the applicable provisions of this Indenture established pursuant to Section 2.05 or 7.01, at which time references to such Guarantor shall mean such successor Person; provided that the term “Guarantor”, when used, with respect to any Security or the Securities of any series, means the Persons who shall from time to time be the guarantors of such Security or the Securities of such series, respectively, as contemplated by Article Eleven.

“Guarantor’s Board Resolution” means, with respect to any Guarantor, a copy of one or more resolutions, certified by the secretary or an assistant secretary of such Guarantor to have been duly adopted by such Guarantor’s Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Guarantor’s Officer’s Certificate” means, with respect to any Guarantor, a certificate signed by the president, chief executive officer, an executive vice president, or any other officer or officers of such Guarantor, that complies with the requirements of Section 314(e) of the Trust Indenture Act. In the event that Guarantor’s Officer’s Certificates relating to the same matter shall be delivered by two or more Guarantors on the same date, such certificates may be combined into a single certificate, provided that the certifications made by each Guarantor therein shall be several and not joint certifications of each such Guarantor.

“Guarantor Order” means a written request, order, or consent signed in the name of the Guarantor by its president and chief executive officer, its executive vice president, treasurer and chief financial officer, any vice president, or by any other officer or officers of the Issuer pursuant to an applicable Guarantor’s Board Resolution and delivered to the Trustee. In the event that Guarantor Orders relating to the same matter shall be delivered by two or more Guarantors on the same date, such requests may be combined into a single document, provided that the requests made by each Guarantor therein shall be several and not joint requests of each such Guarantor.

“Holder” and “Holder of Securities” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities of any series.

“Issuer” means the party or parties named as such above, unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written request, order, or consent signed in the name of the Issuer by its president and chief executive officer, its executive vice president, treasurer and chief financial officer, any vice president, or by any other officer or officers of such Issuer pursuant to an applicable Board Resolution and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity,” when used with respect to any Security, means the date on which the principal amount outstanding under such Security or an installment of principal amount outstanding under such Security becomes due and payable, as therein or herein provided, whether on the Stated Maturity (as hereinafter defined), by declaration of acceleration, conversion, call for redemption, or otherwise.

“Note Guarantee” means a guarantee of any Securities by a Guarantor as contemplated by Article Eleven; provided that the term “Note Guarantee”, when used with respect to any Security or with respect to the Securities of any series, means a guarantee of such Security or of the Securities of such series, respectively, by a Guarantor of such Security or of the Securities of such series, respectively, as contemplated by Article Eleven.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by the president, chief executive officer, an executive vice president, or any other officer or officers of the Issuer pursuant to an applicable Board Resolution, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel who shall be reasonably acceptable to the Trustee that meets the requirements of Section 102. The counsel may be an employee of or counsel to an Issuer or a Guarantor.

“Outstanding” means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) such Securities theretofore canceled by the Trustee or delivered by the Issuer to the Trustee for cancellation;

(ii) such Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent other than the Issuer, or, if the Issuer shall act as its own Paying Agent, has been set aside and segregated in trust by the Issuer; provided , in any case, that if such Securities are to be redeemed prior to their Stated Maturity, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 2.10 (except with respect to any such Security as to which proof reasonably satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid, and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of such Outstanding Securities have given a direction concerning the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of Securities to the waiver of any past default and its consequences, Securities owned by the Issuer, a Guarantor, any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Issuer, a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor.

[“Parent Guarantor” means the party named as such above, if any, and any other Person who is a direct or indirect parent of the Company who shall have executed a Note Guarantee, unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.]

“Paying Agent” means, with respect to any Securities, any Person appointed by the Issuer to distribute amounts payable by the Issuer on such Securities.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

“Place of Payment” means any city in which any Paying Agent is located.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.10 in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Security.

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date,” when used with respect to any Security to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture and any such Security.

“Registered Securities” has the meaning specified in Section 2.01.

“Regular Record Date” means the date fifteen days preceding an Interest Payment Date (whether or not a Business Day).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning specified in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning specified in Section 2.09.

“Security Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Security Registrar is appointed by the Issuer.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Issuer pursuant to Section 2.11.

“Specified Currency” has the meaning specified in Section 2.05.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency).

“Subsidiary” of any specified Person means any entity at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the specified Person or by one or more of its Subsidiaries, or both.

“Trust Indenture Act,” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Obligations” means (i) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (ii) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (i) and (ii), and any payment of interest or principal payable under any of the securities described in the preceding clauses (i) and (ii) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.

“Voting Stock,” as applied to the equity interests of any Subsidiary, means equity interests of any class or classes (however designated), the outstanding interests of which have, by the terms thereof, ordinary voting power to elect a majority of the members of the board of directors, board of managers, general partnership (or other governing body) of such Subsidiary, other than equity interests having such power only by reason of the happening of a contingency.

Section 1.02. Officer’s Certificates and Opinions. Upon any application or demand by the Issuer or a Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate or a Guarantor’s Officer’s Certificate, as the case may be, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with. Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include the following:

(a) a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion or representation is erroneous. Any opinion of counsel for the Issuer or a Guarantor may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or a Guarantor, unless such counsel knows that any such certificate, opinion or representation is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Issuer and each Guarantor. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by a certificate provided by a financial institution, selected by the Issuer, that maintains an active trade in the currency in question) as of the date of the taking of such action by the Holders of such requisite principal amount as evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee, the Issuer or a Guarantor, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable date.

(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, by Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of such Record Date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind each subsequent Holder of such Security, and each Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Issuer in reliance upon such action, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, etc., to Trustee, Issuer and Guarantor. Any request, order, authorization, direction, consent, waiver or other action to be taken by the Trustee, the Issuer, a Guarantor or the Holders hereunder (including any Issuer Order or any Guarantor Issuer Order), and any notice to be given to the Trustee, the Issuer or a Guarantor with respect to any action taken or to be taken by the Trustee, the Issuer, a Guarantor or the Holders hereunder, shall be sufficient if made in writing and

(a) (if to be furnished or delivered to or filed with the Trustee by the Issuer, a Guarantor or any Holder) delivered to the Trustee at its Corporate Trust Office, or

(b) (if to be furnished or delivered to the Issuer or Guarantor by the Trustee or any Holder, and except as otherwise provided in Section 4.01 and, in the case of a request for repayment, except as specified in the Security carrying the right to repayment) mailed to the Issuer or such Guarantor, postage prepaid, at its principal office located in Corpus Christi, Texas, Attention: E.V. Bonner, Jr., or at any other address hereafter furnished in writing by the Issuer or such Guarantor to the Trustee.

Acceptance shall be deemed given when acceptance or refusal to accept occurs.

Section 1.06. Notice To Holders; Waiver. Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Security) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Security for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture or the applicable Security, then any method of notification as shall be reasonably satisfactory to the Trustee and the Issuer shall be deemed to be sufficient for the giving of such notice.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein, the Cross-Reference Table and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits Of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Security Registrar, any Paying Agent, and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. This Indenture, the Securities, and any Note Guarantees endorsed on the Securities of any series issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

Section 1.13. Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but a complete set of which, when taken together, shall together constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile and pdf signature shall be deemed original signatures.

Section 1.14. [Reserved].

Section 1.15. Legal Holidays. In any case where any Interest Payment Date or Maturity of any Security shall not be a Business Day at any Place of Payment, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment, on such date, but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect as if made on the Interest Payment Date or Maturity; and no interest shall accrue for the intervening period.

Section 1.16. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 1.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18. Facsimile Instructions. The Trustee agrees to accept and act upon facsimile transmission of written instructions or directions pursuant to this Indenture given by the Issuer or a Guarantor; provided, however that: (i) the Issuer or such Guarantor, subsequent to such facsimile transmission of written instructions or directions, shall provide the originally executed instructions to the Trustee in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized officer of the Issuer or such Guarantor.

ARTICLE II

THE SECURITIES

Section 2.01. Form Generally. All Securities shall be issued in registered form, as opposed to bearer form, and shall sometimes be referred to as the “Registered Securities.” Registered Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or maybe produced in any other manner permitted by the rules of any securities exchange upon which the Securities may be listed or, if the Securities are not listed on a securities exchange, in any other manner approved by the Issuer, all as determined by the officers of the Issuer executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Forms of Securities. Subject to Section 2.01, the form of Security of any series issued pursuant to this Indenture may be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, and the form of any Note Guarantee of any series endorsed on or attached to any Security issued pursuant to this Indenture may be established by or pursuant to a Guarantor’s Board Resolution or in one or more indentures supplemental hereto, and in each case shall have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security, as evidenced by their execution of such Security.

Anything herein to the contrary notwithstanding, there shall be no requirement that any Security have endorsed thereon or attached thereto a Note Guarantee or a notation of a Note Guarantee, but such a Note Guarantee or notation of a Note Guarantee may be endorsed thereon or attached thereto as contemplated by this Section 2.02.

Prior to the delivery to the Trustee for authentication of any Security in any form approved by or pursuant to a Board Resolution or any Note Guarantee endorsed on or attached to any Security in any form approved by or pursuant to a Guarantor’s Board Resolution, a copy of such Board Resolution or Guarantor’s Board Resolution shall delivered to the Trustee, together with a true and correct copy of the form of Security or Note Guarantee which has been approved thereby, or, if a Board Resolution or Guarantor’s Board Resolution authorizes a specific officer or officers to approve a form of Security or Note Guarantee, together with a certificate of such officer or officers approving the form of Security or Note Guarantee attached thereto; provided, however, that with respect to all Securities issued pursuant to the same Board Resolution or all Note Guarantees of Securities issued pursuant to the same Guarantor’s Board Resolution, the required copy of such Board Resolution or Guarantor’s Board Resolution, together with the appropriate attachment, need be delivered only once. Any form of Security approved by or pursuant to a Board Resolution or any form of Note Guarantee endorsed on or attached to any Security must be reasonably acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form.

Section 2.03. Securities in Global Form. If Securities of a series are issuable in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered pursuant to Section 2.07 with respect thereto. Subject to the provisions of Section 2.07, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities without interest coupons and shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).

Section 2.04. Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

_______________________________, As Trustee

By:
As Authenticating Agent

By:
As Authenticating Agent

Section 2.05. Title and Terms. The aggregate principal amount of Securities that may be authenticated, delivered and Outstanding at any time under this Indenture is not limited.

The Securities may be issued in one or more series in such aggregate principal amount as may from time to time be authorized by the Board of Directors. All Securities of a series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority or distinction on account of the actual time of the authentication and delivery or the Stated Maturity thereof.

Each series of Securities shall be created either by or pursuant to one or more Board Resolutions and Guarantor’s Board Resolutions (if applicable) or by one or more indentures supplemental hereto. Any such Board Resolution, Guarantor’s Board Resolution or supplemental indenture (or, in the case of a series of Securities created pursuant to a Board Resolution or Guarantor’s Board Resolution, any officer or officers authorized by such Board Resolution or Guarantor’s Board Resolution) shall establish the terms of any such series of Securities, including the following (as and to such extent as may be applicable):

(1) the title of such series, including whether they are senior Securities or subordinated Securities;

(2) the limit, if any, upon the aggregate principal amount or issue price of the Securities of such series;

(3) the issue date or issue dates of the Securities of such series;

(4) the Stated Maturity of the Securities of such series;

(5) the date or dates (or the method by which such date or dates may be determined) on which the principal, premium, if any, interest, if any, and additional amounts, if any, payable with respect to the Securities of such series shall be payable;

(6) whether the Securities of such series will be issued at par or at a premium over or a discount from their face amount;

(7) the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest, if any, and, if applicable, the method by which such rate or rates may be determined;

(8) the date or dates (or the method by which such date or dates may be determined) from which interest, if any, shall accrue, and the Interest Payment Dates on which such interest shall be payable;

(9) the rights, if any, to defer payments of interest on the Securities by extending the interest payment periods and the duration of such extension;

(10) whether the Securities of such series are to be issued in whole or in part in global form and, if so, the identity of the Depositary for such global security and the terms and conditions, if any, upon which interests in the Securities represented by such global security may be exchanged, in whole or in part, for the individual Securities represented thereby (if other than as provided in Section 2.09);

(11) the denominations in which the Securities of such series will be issued (which may be any denomination as set forth in the terms of such Securities);

(12) whether and under what circumstances additional amounts on the Securities of such series shall be payable in respect of any taxes, assessments or other governmental charges withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(13) the basis upon which interest shall be calculated if not computed on the basis of a 360-day year of twelve (12) 30-day months;

(14) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security for a definitive Security of such series) only upon receipt of certain certificates or other documents or upon satisfaction of other conditions, then the form and terms of such certificates, documents, and/or conditions;

(15) exchange or conversion features of the Securities of that series, whether or not at the option of the Holders thereof, for or into new Securities of a different series or for or into any other securities which may include shares of capital stock of [a Parent Guarantor,] an Issuer or any Subsidiary of an Issuer or securities directly or indirectly convertible into or exchangeable for any such shares or securities of entities unaffiliated with the Issuer or any Subsidiary of the Issuer;

(16) if other than U.S. dollars, the foreign or composite currency or currencies, which shall be reasonably acceptable to the Trustee, (each such currency a “Specified Currency”) in which the Securities of such series shall be denominated and in which payments of principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to such Securities shall or may be payable;

(17) if the principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to the Securities of such series are to be payable in common stock of [a Parent Guarantor,] an Issuer or any Subsidiary of an Issuer or in any currency other than that in which the Securities are stated to be payable, which currency shall be reasonably acceptable to the Trustee, whether at the election of the Issuer or of a Holder thereof, the period or periods within which, and the terms and conditions upon which, such election may be made;

(18) if the amount of any payment of principal, premium, if any, interest, if any, or other sum payable with respect to the Securities of such series may be determined by reference to the relative value of one or more Specified Currencies, commodities, securities or instruments, the level of one or more financial or non-financial indices, or any other designated factors or formulas, the manner in which such amounts shall be determined;

(19) the exchange of Securities of such series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

(20) the appointment by the Trustee of an Authenticating Agent in one or more places other than the Corporate Trust Office of the Trustee, with power to act on behalf of the Trustee, and subject to its direction, in the authentication and delivery of the Securities of such series;

(21) any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, collateral agents, registrars or other agents with respect to the Securities of such series if other than the Trustee, Paying Agent and Security Registrar named herein;

(22) the portion of the principal amount of Securities of such series, if other than the principal amount thereof, that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 4.02 or provable in bankruptcy pursuant to Section 4.04;

(23) any Event of Default with respect to the Securities of such series, if not set forth herein, or any modification of any Event of Default set forth herein with respect to such series;

(24) any covenant solely for the benefit of the Securities of such series;

(25) whether any of such Securities are to be redeemable at the option of the Issuer and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuer;

(26) if the Issuer is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(27) whether the Securities of such series are defeasible and the terms and conditions of such defeasance;

(28) whether the Securities or any Note Guarantee of such Securities of such series are subordinated and junior in right of payment to any unsubordinated indebtedness and, if so, any subordination provisions of such series, including, without limitation, any deletions from, or modifications or additions to, the provisions of Article Ten hereof or any other provisions of this Indenture in connection therewith or in connection with any other instrument or agreement entered into in connection therewith;

(29) the names of the Guarantors of the Securities of such series, if applicable and the terms of the Note Guarantees of the Securities of such series, including, without limitation, any deletions from, or modifications or additions to, the provisions of Article Eleven hereof or any other provisions of this Indenture in connection with the Note Guarantees of the Securities of such series;

(30) whether the Securities or any Note Guarantee of such Securities are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, or modifications or additions to, the provisions of Article Twelve hereof or any other provisions of this Indenture in connection therewith or in connection with any other instrument or agreement entered into in connection therewith; and

(31) any other terms of such Securities and the Note Guarantees of such Securities (whether or not such other terms are consistent or inconsistent with any other terms of this Indenture) and any deletions from or modifications or additions to this Indenture in respect of such Securities or such Note Guarantees.

If any series of Securities shall be established by action taken pursuant to any Board Resolution, the execution by the officer or officers authorized by such Board Resolution of an Authentication Order with respect to the first Security of such series to be issued, and the delivery of such Authentication Order to the Trustee at or before the time of issuance of the first Security of such series, shall constitute a sufficient record of such action. Except as otherwise permitted by Section 2.07, if all of the Securities of any such series are not to be issued at one time, the Issuer shall deliver an Authentication Order with respect to each subsequent issuance of Securities of such series, but such Authentication Orders may be executed by any authorized officer or officers of the Issuer, whether or not such officer or officers would have been authorized to establish such series pursuant to the aforementioned Board Resolution.

Unless otherwise provided by or pursuant to the Board Resolution or supplemental indenture creating such series (i) a series may be reopened for issuances of additional Securities of such series, and (ii) all Securities of the same series shall be substantially identical, except for the initial Interest Payment Date, issue price, initial interest accrual date and the amount of the first interest payment.

The form of the Securities of each series shall be established in a supplemental indenture or by or pursuant to the Board Resolution creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner as the Board of Directors or its authorized representative or representatives may determine.

Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

The principal of, premium, if any, and interest, if any, on the Securities shall be payable as provided in the form of Security for any series. Any city in which any Paying Agent is located being herein called a “Place of Payment.”

Section 2.06. Denominations. The Securities of each series shall be issuable in such denominations and currency (such currency to be reasonably acceptable to the Trustee) as shall be provided in the provisions of this Indenture or by or pursuant to the Board Resolution or supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in minimum denominations of U.S.$2,000 and any integral multiple of $1,000.

Section 2.07. Execution, Authentication, Delivery and Dating. The Securities of any series shall be executed on behalf of the Issuer by its president and chief executive officer, any vice president or any officer authorized by a Board Resolution. Any such signature may be manual or facsimile.

If any Note Guarantees are to be endorsed on or attached to any Securities, and if such Note Guarantees provide for the execution thereof by the applicable Guarantors (it being understood and agreed that any such Note Guarantee may, but need not, provide for the execution by the applicable Guarantors), such Note Guarantees shall be executed on behalf of the Guarantor by its president and chief executive officer, any vice president or any officer authorized by a Guarantor’s Board Resolution. Any such signature may be manual or facsimile.

Securities and Note Guarantees bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities to the Trustee for authentication, together with an order for authentication and delivery (an “Authentication Order”) with respect to such Securities, and the Trustee shall, upon receipt of such Authentication Order, and an Officer’s Certificate and Opinion of Counsel in the form described in Section 1.02, in accordance with procedures reasonably acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Securities to such recipients as may be specified from time to time pursuant to such Authentication Order.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 2.08. Global Securities. Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Issuer for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article 2. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 2.09, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article 2, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Registered Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Registered Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

Section 2.09. Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 8.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Issuer designated pursuant to Section 8.02 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any series of authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 2.09, Securities of any series may be exchanged for other Securities of such series of authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.09, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Securities the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, subject to the other provisions of this Section 2.09, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 2.10, but the Issuer may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to this Section 2.09 or Section 7.06 (other than where the Securities are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, that may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Issuer.

(b) Neither the Trustee, the Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

Section 2.10. Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer and to the Trustee:

(a) evidence to their satisfaction of the destruction, loss or theft of any Security, and

(b) such security or indemnity as may be satisfactory to the Issuer and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 2.10, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, that may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Issuer) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.11. Payment of Interest; Interest Rights Preserved. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid, at the option of the Issuer, in immediately available funds, common stock or some combination of immediately available funds or common stock as provided in the Security to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. For the purpose of any interest payment in common stock, whether in whole or in part, such payment will have a fair market value equal to the interest payment due on the Interest Payment Date.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than fifteen (15) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.11) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

Section 2.13. Cancellation. All Securities surrendered for payment, repurchase, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall, at the written request of the Issuer, be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.13. The Trustee shall dispose of all cancelled Securities in accordance with applicable law and its customary practices in effect from time to time.

Section 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve (12) 30-day months.

Section 2.15. CUSIP Numbers. The Issuer in issuing Securities may, at the Issuer’s sole determination, obtain and use “CUSIP” numbers (if then generally in use) in addition to serial numbers and the Trustee may use such CUSIP numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a repurchase or redemption and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase or redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuer shall promptly notify the Trustee in writing of any change in any such CUSIP number.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and cease to be of further effect with respect to any series of Securities and any Note Guarantees of such Securities (except as to any surviving rights of transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments, in form and substance reasonably satisfactory to the Trustee, acknowledging satisfaction and discharge of this Indenture, as to such series, when

(a) either

(i) all Securities of that series, theretofore authenticated and delivered (other than (A) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09, and (B) Securities of such series, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.03) have been delivered to the Trustee canceled or for cancellation; or

(ii) all such Securities of that series, not theretofore delivered to the Trustee canceled or for cancellation

(A) have become due and payable, or

(B) will, in accordance with their Stated Maturity, become due and payable within one year, or

(C) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in any of the cases described in subparagraphs (A) , (B) or (C) above, the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, (x) an amount in money sufficient, (y) U.S. Government Obligations or Equivalent Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money sufficient, or (z) a combination of (x) and (y) sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities of such series which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be; provided, however, that if such U.S. Government Obligations or Equivalent Government Securities are callable or redeemable at the option of the issuer thereof, the amount of such money, U.S. Government Obligations and Equivalent Government Securities deposited with the Trustee must be sufficient to pay and discharge the entire indebtedness referred to above if such issuer elects to exercise such call or redemption provisions at any time prior to the Stated Maturity or Redemption Date, as the case may be. The Issuer, but not the Trustee, shall be responsible for monitoring any such call or redemption provision; and

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Securities of such series; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

At such time as the Issuer shall have effected satisfaction and discharge of this Indenture with respect to any series of Securities, each Guarantor of the Securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee of the Securities of such series and all of its other obligations under this Indenture in respect of the Securities of such series, without any action by the Issuer, any Guarantor or the Trustee and without the consent of the Holders of any Securities.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Issuer under paragraph (a) of this Section 3.01 and its obligations to the Trustee with respect to that series under Section 5.07 shall survive, and the obligations of the Trustee under Sections 3.02, 3.04 and 8.03 shall survive.

Section 3.02. Application of Trust Money; Excess Funds. All money and U.S. Government Obligations or Equivalent Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it, in accordance with the provisions of this Indenture and the Securities in respect of which it was deposited, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations or Equivalent Government Securities deposited pursuant to Section 3.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 3 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any money or U.S. Governmental Obligations or Equivalent Government Securities held by it as provided in Section 3.01 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, (which may be the opinion delivered under Section 3.01), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge.

Section 3.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent of the Securities of any series (other than the Trustee) shall, upon demand of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 3.04. Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent or then held by the Issuer, in trust for payment of the principal of, premium, if any, or interest, if any, on the Securities of any series not applied but remaining unclaimed by the Holders of such Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on Issuer Order or (if then held by the Issuer) shall be discharged from such trust; and the Holder of any of such Securities shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to the State of New York) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Issuer.

ARTICLE IV

REMEDIES

Section 4.01. Events of Default. “Event of Default,” wherever used herein, means with respect to any series of Securities any one of the following events unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Article 2:

(a) default for 30 days in the payment when due of interest on any Security of any such series;

(b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any Security of such series;

(c) the Issuer:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(d) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer in an involuntary case;

(B) appoints a custodian of the Issuer or for all or substantially all of the property of the Issuer; or

(C) orders the liquidation of the Issuer;

and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days.

(e) any other Event of Default, provided for with respect to the Securities of such series in accordance with Section 2.05.

A default under any indebtedness of the Issuer other than the Securities will not constitute an Event of Default under this Indenture, and a default under one series of Securities will not constitute a default under any other series of Securities

Section 4.02. Acceleration. In the case of an Event of Default specified in Section 4.01(c) or Section 4.01(d), with respect to an Issuer, all outstanding Securities of such series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Securities of such series may declare all the Securities of such series to be due and payable immediately.

No declaration of acceleration by the Trustee with respect to any series of Securities shall constitute a declaration of acceleration by the Trustee with respect to any other series of Securities, and no declaration of acceleration by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series shall constitute a declaration of acceleration or other action by any of the Holders of any other series of Securities, in each case whether or not the Event of Default on which such declaration is based shall have occurred and be continuing with respect to more than one series of Securities, and whether or not any Holders of the Securities of any such affected series shall also be Holders of Securities of any other such affected series.

Section 4.03. Collection Suit by Trustee. If an Event of Default specified in Section 4.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, or premium, if any, or interest remaining unpaid on the Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 4.04. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Securities of any series allowed in any judicial proceedings relative to the Issuer, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, including under Section 5.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05. Application of Money Collected. Any money or other property collected by the Trustee pursuant to this Article 4, or otherwise distributable in respect of the obligations of the Issuer and any Guarantors under this Indenture shall be paid in the following order:

First: to the Trustee and its agents and attorneys for amounts due the Trustee under 5.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities of that series for principal, premium, if any, interest, if any, and additional amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium and interest, respectively; and

Third: to the Issuers or the applicable Guarantor, as the case may be, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may, upon written notice to the Issuer, fix a record date and payment date for any payment to Holders pursuant to this Section 4.05.

Section 4.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest, if any, and additional amounts, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Securities of a series unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such series have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee security reasonably satisfactory to the Trustee or indemnity against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) Holders of a majority in aggregate principal amount of the then Outstanding Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 4.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of any Security of such series to receive payment of principal, premium, if any, and (subject to Section 2.11) interest, if any on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 4.08. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of payment of principal, premium, if any, and interest, if any, on the Securities of a series or to enforce the performance of any provision of the Securities of a series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.09. Control by Majority. Subject to 5.01(e), Holders of a majority in aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 4.10. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Securities of such series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security of a series pursuant to Section 4.07 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities of such series.

Section 4.12. Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE V

THE TRUSTEE

Section 5.01. Certain Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default with respect to a series of Securities, and in such a case, only with respect to those Securities that an Event of Default is now continuing,

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture with respect to the Securities of such series and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise, with respect to the Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction received by it pursuant to Section 4.09 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 5.01 and Section 5.03.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 5.02. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on any Security of a series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such Securities.

Section 5.03. Certain Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, and if such matter pertains to a Guarantor, it may require a Guarantor’s Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate, Guarantor’s Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer, and any resolution of the Boards of Directors of each Issuer shall be sufficient if evidenced by a copy of such resolutions certified by an Officers’ Certificate to have been duly adopted and in full force and effect on the date thereof.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer, and shall incur no liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received written notice thereof, and such notice references the Securities of the applicable series and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 5.04. Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 5.05. May Hold Securities. The Trustee or any Paying Agent, Security Registrar or other agent of the Issuer or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 5.08 and Section 5.12 hereof, may otherwise deal with the Issuer and each Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 5.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer or any Guarantor.

Section 5.07. Compensation and Reimbursement. (a) The Issuer and any Guarantor will pay to the Trustee such reasonable compensation for its acceptance of this Indenture and services hereunder as is agreed from time to time by the Issuer and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except any such disbursement, advance or expense as may be attributable to the Trustee’s negligent action, negligent failure to act, willful misconduct or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and any Guarantor will indemnify and hold harmless each of the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of, relating to or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuer and any Guarantor (including this Section 5.07) and defending itself against any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. Such Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have one separate counsel and the Issuer will pay the reasonable and customary fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and any Guarantor under this Section 5.07 are joint and several and will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuer’s and any Guarantor’s payment obligations in this Section 5.07, the Trustee will have a Lien prior to the Securities of such series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.01(c) or (d) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 5.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee with respect to one or more series of Securities, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 5.09. Corporate Trustee Required; Eligibility. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 5.10. Replacement of Trustee

(a) A resignation or removal of the Trustee with respect to any one or more series of Securities and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.10.

(b) The Trustee may, upon 30 days’ written notice to the Issuer, resign with respect to any one or more series of Securities and be discharged from the trust hereby created. The Holders of a majority in principal amount of the Outstanding Securities of such series may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 5.09 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed with respect to any series of Securities or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the Outstanding Securities of such series may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

(e) If the Trustee of a particular series of Securities, after written request by any Holder of such series of Securities who has been a Holder for at least six months, fails to comply with Section 5.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and any Guarantors. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of the applicable series of Securities. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid with respect to the applicable series of Securities and subject to the Lien provided for in Section 5.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 5.10, the Issuers’ obligations under Section 5.07 hereof will continue for the benefit of the retiring Trustee.

Section 5.11. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 5.12. Preferential Collection of Claims Against Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 5.13. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S. $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Issuer, to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Issuer, to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent, from time to time, reasonable compensation for its services under this Section.

If an appointment is made with respect to one or more series pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

ARTICLE VI

CONSOLIDATION, MERGER, CONVENANCE, TRANSFER OR LEASE

Section 6.01. Issuer May Consolidate, Etc., Only On Certain Terms. The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer, in one or more related transactions, to another Person, unless:

(1) either: (x) the Issuer is the surviving Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under all the Securities and this Indenture pursuant to a supplemental indenture and any other applicable agreement reasonably satisfactory to the Trustee; and

(3) immediately after such transaction, no Default or Event of Default exists.

Section 6.02. Successor Substituted. In the event of any transaction described in and complying with the conditions listed in this Section 6.01 in which the Issuer is not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer and the Issuer would be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any series of Securities, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, with respect to any or all series of Securities, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Issuer or a Guarantor, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Issuer or such Guarantor herein and in the Securities or the Note Guarantees of such Guarantor, as the case may be; or

(b) to add to the covenants of the Issuer or any Guarantor such further covenants, restrictions or conditions for the protection of the Holders of the Securities of any or all series of Securities as the Issuer shall consider to be for the protection of the Holders of the Securities of any or all series or to surrender any rights or power herein conferred upon the Issuer or any Guarantor (and if such covenants or the surrender of such rights or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or

(c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture that do not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(d) to add Note Guarantees or Guarantors or co-obligors with respect to any series of Securities, and to evidence the release and discharge of any Guarantor from its obligations under its Note Guarantee of any or all Securities and its obligations under this Indenture in respect of any or all Securities in accordance with the terms of this Indenture; or

(e) to secure or, if applicable, to provide additional security for all or any Securities issued under this Indenture and all or any Note Guarantees, if any, of all or any such Securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any Securities or all or any Note Guarantees, if any, of all or any Securities in accordance with the terms of this Indenture; or

(f) to establish any form of Security of any series and any Note Guarantees thereof as provided in Article 2 hereof and to provide for the issuance of any series of Securities and any Note Guarantee of any series of Securities, as provided in Article 2 hereof, and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series and to establish any provisions with respect to any security or other collateral for such Securities or Note Guarantees, and to make any deletions from or additions or changes to this Indenture in connection with any matters referred to in this clause (g) (provided that any such deletions, additions and changes shall not be applicable to any other series of Outstanding Securities); or

(g) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 5.11 hereof; or

(h) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

(i) in the case of any series of Securities which are convertible into or exchangeable for Common Shares or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding Common Shares (or any other securities of the Issuer into which such Securities are convertible or for which such Securities are exchangeable), or in the event of any merger, consolidation, statutory share exchange or combination of the Issuer with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Issuer to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 2.05; or

(j) to make any change in this Indenture or any Securities or Note Guarantees to conform the terms thereof to the terms reflected in any prospectus, prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any Securities or Note Guarantees; or

(k) to make any change in any series of Securities or Note Guarantees that does not adversely affect in any material respect the interests of the Holders of such Securities.

Section 7.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors (if applicable) and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture, amendment, modification or supplement shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(a) change the Stated Maturity or the stated payment date of any payment of premium or interest payable on any Security of such series, or reduce the principal amount thereof, or any amount of interest or premium payable thereon, or

(b) change the method of computing the amount of principal of any Security of such series or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which any Security of such series or any payment of premium or interest thereon is payable, or

(c) impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable at Maturity; or

(d) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

(e) modify any of the provisions of this Section or Section 4.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby; provided, however , that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 5.11; or

(f) modify the provisions of this Indenture with respect to the ranking of the Securities or any series in a manner adverse to the Holders.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Issuer and the Guarantors shall be entitled to enter into a supplemental indenture under this Section 7.02 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.03. Execution of Supplemental Indentures. Upon the written request of the Issuer and upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, an Officer’s Certificate pursuant to Section 1.02 hereof and an Opinion of Counsel pursuant to Section 1.02 hereof, each setting forth the statements required by Section 1.02 and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Section 7.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Issuer, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 7.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

Section 7.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE VIII

COVENANTS

Section 8.01. Payment of Principal, Premium and Interest. With respect to each series of Securities, the Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal, premium, if any, and interest, if any, on such series of Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in the Indenture for the benefit of the Securities of such series.

Section 8.02. Maintenance of Office or Agency. With respect to each series of Securities, so long as any of the Securities remain outstanding, the Issuer will maintain an office or agency in each Place of Payment where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Securities of such series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 8.03. Money or Security Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal, premium, if any, or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal, premium or interest so becoming due until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided, and will promptly notify the Trustee, in writing, of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal, premium, if any, or interest, if any, on such series of Securities, deposit with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities entitled to the same and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee, in writing, of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(a) hold all sums held by it for the payment of principal, premium, if any, or interest, if any, on Securities of such series in trust for the benefit of the Holders of the Securities entitled thereto until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided;

(b) give the Trustee written notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any such payment of principal, premium, if any, or interest, if any, on the Securities of such series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 8.04. Certificate to Trustee from the Issuer. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (beginning in 20___), an Officer’s Certificate, whose signatory shall be the Issuer’s principal executive, accounting or financial officer, stating that in the course of the performance by the signer of his or her duties as officer of the Issuer they would normally have knowledge of any default by the Issuer in the performance of any of its covenants, conditions or agreements contained herein (without regard to any period of grace or requirement of notice provided hereunder), stating whether or not he or she has knowledge of any such default and, if so, specifying each such default of which the signer has knowledge and the nature thereof.

Section 8.05. Corporate Existence. Subject to Article 6, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and affect its corporate existence.

ARTICLE IX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE , ISSUER AND GUARANTORS

Section 9.01 Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee

(a) semi-annually, at intervals of not more than six months, a list, each in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar with respect to Securities of any series, no such lists need be furnished.

Section 9.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that neither the Issuer, the Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure or information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 9.03 Reports by Trustee to Holders. The Trustee shall (at the expense of the Issuer), annually at intervals of not more than twelve months, at all times during which Securities remain outstanding, mail to the Holders of the Securities a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Securities are listed in accordance with Section 313(d) of the Trust Indenture Act. The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange and thereafter shall promptly file all reports with the Commission and such stock exchange as are required to be filed by the rules and regulations of the Commission and of such stock exchange.

Section 9.04 Reports by the Issuer and Guarantors. The Issuer and each Guarantor shall:

(1) file with the Trustee, within 15 days after the Issuer or such Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or such Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Issuer or any Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer or such Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer or such Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE X

SUBORDINATION

Section 10.01. Subordination. If so provided pursuant to Section 2.05 with respect to the Securities of any series, the Securities of such series and/or the Note Guarantees of such Securities may be subordinated and junior in right of payment to any unsubordinated indebtedness. Any and all terms and provisions applicable to the subordination of the Securities of such series and/or such Note Guarantees shall also be provided in or pursuant to Section 2.05, which may include, without limitation, provisions for which indebtedness will rank senior to such subordinated Securities and which indebtedness will rank pari passu to such subordinated Securities, provisions relating to payover rights, blockage rights, subrogation rights and enforcement rights and procedures.

ARTICLE XI

NOTE GUARANTEES

Section 11.01. Note Guarantees. The Securities of each series shall be guaranteed by such Guarantors, and on such terms and subject to such conditions, as shall be established pursuant to Section 2.05 with respect to the Securities of such series. The Persons who shall be the Guarantors of the Securities of any series may include any and all such Persons as the Issuer may determine; provided that prior to the initial issuance of Securities that are to be guaranteed, the parties hereto and such Person shall enter into a supplemental indenture pursuant to Section 7.01 hereof whereby such Person shall become a Guarantor under this Indenture.

Anything in this Indenture, the Securities or any Note Guarantee to the contrary notwithstanding, the obligations of each Guarantor under its Note Guarantees and this Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Note Guarantees and this Indenture not constituting a fraudulent advance or fraudulent transfer under any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law affecting the rights of creditors generally.

No Note Guarantee shall be valid and obligatory for any purpose with respect to any Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

ARTICLE XII

SECURITY

Section 12.01. Security. If so provided pursuant to Section 2.05 with respect to the Securities of any series, the Securities of such series and/or the Note Guarantees of such Securities may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.05. Any and all terms and provisions applicable to the security for the Securities of such series and/or such Note Guarantees shall also be provided in or pursuant to Section 2.05, which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Issuer or any Guarantor may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act and the Issuer and, if applicable, any Guarantor that has pledged collateral to secure its Note Guarantee shall comply with Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Securities and/or Note Guarantees that may be outstanding hereunder from time to time.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed; all as of the date first above written.

__________________________________, As Issuer

By:
Name:
Title:

__________________________________, As Issuer

By:
Name:
Title:

_______________________________, As Guarantor

By:
Name:
Title:

_________________________________, As Trustee

By:
Name:
Title: